Exhibit 99.1

FINANCIAL NEWS
FOR IMMEDIATE RELEASE
Analyst Contact: Natalie Fischer | 716-857-7315
Media Contact: Karen Merkel | 716-857-7654

National Fuel Announces Successful

$350 Million Private Placement of Common Stock

WILLIAMSVILLE, N.Y. – December 15, 2025 – National Fuel Gas Company (“National Fuel” or the “Company”) announced today that it has entered into a subscription agreement (the “Subscription Agreement”) with a group of investors (the “Investors”) for a private placement of common stock (the “Offering”). Upon closing of the Offering, the Company expects to receive gross proceeds of $350 million, before deducting fees and expenses, resulting from the sale of approximately 4.4 million shares of common stock at a purchase price of $79.50 per share. The Offering is expected to close on December 17, 2025, subject to the satisfaction of the closing conditions set forth in the Subscription Agreement.

National Fuel intends to use the net proceeds from the Offering for general corporate purposes, including to finance a portion of the purchase price for National Fuel’s previously announced acquisition of CenterPoint’s Ohio regulated gas utility business. With this Offering, National Fuel has satisfied its common equity needs in connection with that transaction, in line with its objective to maintain its current investment grade credit rating.

The common stock was offered only to accredited investors. The Company expects to prepare and file a prospectus supplement to its existing Form S-3 registration statement (collectively, the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933 (the “Securities Act”) covering the resale of the shares of common stock within 15 calendar days following the closing date of the Offering.

The common stock is being sold and issued without registration under the Securities Act in reliance on the exemption provided by Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder and in reliance on similar exemptions under applicable state laws.

This press release is for informational purposes only and does not constitute an offer to sell or the solicitation of an offer to buy any securities, and shall not constitute an offer, solicitation or sale of securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Wells Fargo Securities and TD Securities are acting as placement agents for the Offering.

About National Fuel Gas Company

National Fuel is a diversified energy company headquartered in Western New York that operates an integrated collection of natural gas assets across three business segments: Integrated Upstream and Gathering, Pipeline and Storage, and Utility. Additional information about National Fuel is available at www.nationalfuel.com.

Cautionary Statements

This press release contains “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that are not historical facts. Forward-looking statements generally are identified by the words “anticipates,” “estimates,” “expects,” “forecasts,” “intends,” “plans,” “predicts,” “projects,” “believes,” “seeks,” “will,” “may,” and similar expressions. All statements other than statements of historical fact, including statements concerning plans, objectives, goals, projections, strategies, future events or performance and underlying assumptions, are forward-looking statements. Forward-looking statements include, but are not limited to, any statements regarding the Offering and the timing of the filing of the Registration Statement, the anticipated gross proceeds from the Offering and the anticipated use of the net proceeds of the Offering. Actual outcomes or results may differ materially from the forward-looking statements as a result of changes in circumstances, assumptions not being realized or other risks, uncertainties and other factors. It is not possible to predict or identify all risk factors. Descriptions and listings of uncertainties and risk factors can be found in our Annual Report on Form 10-K for the year ended September 30, 2025 and in subsequently filed quarterly reports on Form 10-Q and current reports on Form 8-K. You should consider all risks, uncertainties and other factors identified above and in those SEC reports carefully when evaluating the forward-looking statements in this press release.

Although the forward-looking statements contained in this press release are based on expectations, beliefs and projections expressed in good faith and believed by National Fuel to have a reasonable basis, there can be no assurance that management’s expectations, beliefs or projections will result or be achieved or accomplished. Such forward-looking statements are made based on information available as of the date of this press release, and, except as required by law, National Fuel undertakes no obligation to, and expressly disclaims any obligation to, revise or update such statements to reflect new information or subsequent events or circumstances.

Contacts

Analysts

Natalie Fischer

716-857-7315

Media

Karen Merkel

716-857-7654